EXHIBIT 5.2


                             DAVIS POLK & WARDWELL
                              450 Lexington Avenue
                            New York, New York 10017


                                                   September 11, 2003


ABN AMRO Holding N.V.
ABN AMRO Bank N.V.
LaSalle Funding LLC
c/o ABN AMRO Holding N.V.
Gustav Mahlerlaan 10
1082 PP Amsterdam
The Netherlands

Ladies and Gentlemen:

     We have acted as counsel to ABN AMRO Holding N.V. ("Holding") and ABN AMRO Bank N.V. (the "Bank"), each a public limited liability company incorporated under the laws of The Netherlands, and LaSalle Funding LLC, a limited liability company organized under the laws of Delaware ("LaSalle Funding" and, together with the Bank and Holding, each a "Company" and collectively the "Companies"), in connection with the Companies' Registration Statement on Form F-3 (No. 333-104778), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of the sale from time to time of up to $6,478,380,000 aggregate principal amount of (i) senior debt securities to be issued by Holding (the "Holding Senior Debt Securities"), which may be issued pursuant to an indenture (the "Holding Senior Indenture") to be executed by Holding and an eligible trustee; (ii) subordinated debt securities to be issued by Holding (the "Holding Subordinated Debt Securities" and, together with the Holding Senior Debt Securities, the "Holding Debt Securities"), which may be issued pursuant to an indenture (the "Holding Subordinated Indenture" and, together with the Holding Senior Indenture, the "Holding Indentures") to be executed by Holding and an eligible trustee; (iii) senior debt securities to be issued by the Bank (the "Bank Senior Debt Securities") and guaranteed by Holding, which may be issued pursuant to an indenture (the "Bank Senior Indenture") to be executed by the Bank, Holding and an eligible trustee; (iv) subordinated debt securities to be issued by the Bank

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ABN AMRO Holding N.V.
ABN AMRO Bank N.V.
LaSalle Funding LLC                    2                     September 11, 2003


(the "Bank Subordinated Debt Securities" and, together with the Bank Senior Debt Securities, the "Bank Debt Securities") and guaranteed by Holding, which may be issued pursuant to an indenture (the "Bank Subordinated Indenture" and, together with the Bank Senior Indenture, the "Bank Indentures") to be executed by the Bank, Holding and an eligible trustee; (v) senior debt securities to be issued by LaSalle Funding (the "LaSalle Funding Senior Debt Securities") and guaranteed by Holding and the Bank (the "LaSalle Guarantors"), which may be issued pursuant to an indenture (the "LaSalle Funding Senior Indenture") to be executed by LaSalle Funding, the LaSalle Guarantors and an eligible trustee;
(vi) subordinated debt securities to be issued by LaSalle Funding (the "LaSalle Funding Subordinated Debt Securities" and, together with the LaSalle Funding Senior Debt Securities, the "LaSalle Funding Debt Securities") and guaranteed by the LaSalle Guarantors, which may be issued pursuant to an indenture (the "LaSalle Funding Subordinated Indenture" and, together with the LaSalle Funding Senior Indenture, the "LaSalle Funding Indentures") to be executed by LaSalle Funding, the LaSalle Guarantors and an eligible trustee; (vii) American Depositary Shares ("ADSs"), each representing one ordinary share, par value
0.56 euro per share, of Holding (the "Ordinary Shares") and evidenced by American Depositary Receipts (the "Receipts"); (viii) preference shares to be issued by Holding (the "Preference Shares"); (ix) warrants to purchase debt securities or equity securities of Holding or securities of third parties or other rights (the "Warrants"); (x) purchase contracts (the "Purchase Contracts") for the purchase or sale of (A) Holding's securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above, (B) currencies and (C) commodities;
(xi) units (the "Units") consisting of one or more Purchase Contracts, Warrants, Debt Securities, Preference Shares, ADSs, Ordinary Shares or any combination of such securities; and (x) preferred shares issued by ABN AMRO Capital Funding LLC V through IX and ABN AMRO Capital Funding Trust V through IX.

     We have examined originals or copies, certified and otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.


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ABN AMRO Holding N.V.
ABN AMRO Bank N.V.
LaSalle Funding LLC                    3                     September 11, 2003


     On the basis of the foregoing, we are of the opinion that:

     1. When the Holding Indentures have been duly authorized, executed and delivered by the parties thereto, and when the specific terms of a particular series of Holding Debt Securities have been duly authorized and established in accordance with the relevant Holding Indenture and such Holding Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the relevant Holding Indenture and any applicable underwriting or other agreement, such Holding Debt Securities will constitute valid and binding obligations of Holding.

     2. When the Bank Indentures have been duly authorized, executed and delivered by the parties thereto, and when the specific terms of a particular series of Bank Debt Securities have been duly authorized and established in accordance with the relevant Bank Indenture and such Bank Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the relevant Bank Indenture and any applicable underwriting or other agreement, such Bank Debt Securities will constitute valid and binding obligations of the Bank, and Holding's obligations under each Bank Indenture with respect to such Bank Debt Securities will constitute valid and binding obligations of Holding.

     3. When the LaSalle Funding Indentures have been duly authorized, executed and delivered by the parties thereto, and when the specific terms of a particular series of LaSalle Funding Debt Securities have been duly authorized and established in accordance with the relevant LaSalle Funding Indenture and such LaSalle Funding Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the relevant LaSalle Funding Indenture and any applicable underwriting or other agreement, such LaSalle Funding Debt Securities will constitute valid and binding obligations of LaSalle Funding, and the LaSalle Guarantors' obligations under each LaSalle Funding Indenture with respect to such LaSalle Funding Debt Securities will constitute valid and binding obligations of the LaSalle Guarantors.

     4. Assuming the Amended and Restated Deposit Agreement among Holding, JPMorgan Chase Bank, as depositary, and the holders of Receipts issued thereunder, dated as of May 20, 1997 (the "Deposit Agreement"), has been duly authorized, executed and delivered by the parties thereto, when Receipts are issued in accordance with the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein.

     5. When the Warrants have been duly authorized by Holding, the applicable warrant agreement and the applicable warrant certificates have been duly issued and delivered by Holding as described in the Registration Statement and any

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ABN AMRO Holding N.V.
ABN AMRO Bank N.V.
LaSalle Funding LLC                    4                     September 11, 2003


prospectus supplement relating thereto, the Warrants will constitute valid and binding obligations of Holding.

     6. When the Purchase Contracts have been duly authorized by Holding, and the applicable purchase contract agreement and pledge agreement have been duly authorized, executed and delivered as described in the Registration Statement and any prospectus supplement relating thereto, the Purchase Contracts will constitute valid and binding obligations of Holding.

     7. When the Units have been duly authorized by Holding, all corporate action on the part of Holding has been taken to authorize and execute and deliver or issue the securities underlying such Units, and any applicable unit agreement has been duly authorized, executed and delivered, such unit agreement will constitute valid and binding obligations of Holding.

     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors (or the relevant equivalent) with respect to the relevant Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Companies with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the relevant Company, or any restriction imposed by any court or governmental body having jurisdiction over the relevant Company.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. Insofar as the opinions expressed herein relate to matters governed by the laws of The Netherlands, we have relied upon the opinion of Clifford Chance Limited Liability Partnership, special legal counsel in The Netherlands for Holding and the Bank, dated June 18, 2003, filed as Exhibit 5.1 to the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

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ABN AMRO Holding N.V.
ABN AMRO Bank N.V.
LaSalle Funding LLC                    5                     September 11, 2003


     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purposes or relied upon by or furnished to any other person without our prior written consent.

                                              Very truly yours,

                                              /s/ Davis Polk & Wardwell